UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2009

Community Bank System, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

__________________________________________________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On September 29, 2009, Community Bank System, Inc. (“Company”) and the Company’s subsidiary, Community Bank, N.A. (“Bank”), executed a Supplemental Retirement Plan Agreement (“SERP”) with Scott A. Kingsley, as the Company’s and the Bank’s Executive Vice President and Chief Financial Officer.  The Agreement supersedes the Supplemental Retirement Plan Agreement dated August 1, 2006 among the Company, the Bank, and Mr. Kingsley.

Under the SERP, the Company has agreed to provide Mr. Kingsley with an annual retirement benefit equal to the product of (i) 2.5%, times (ii) Mr. Kingsley’s years of service, times (iii) his final average compensation.  This benefit is then reduced by other retirement benefits provided to Mr. Kingsley under the Company’s Pension Plan.  Mr. Kingsley will be entitled to the foregoing SERP benefit (i.e., will become “vested”) only upon his satisfactory, continuous and full time service in a senior executive capacity through March 31, 2014.  If Mr. Kingsley fails to meet the vesting requirements, he will be entitled to his current level of SERP benefits which are generally equal to the excess (if any) of (x) the annual benefit that he would have earned pursuant to the Company’s Pension Plan if (I) 100% of his annual compensation that is disregarded for Pension Plan purposes solely because of the limit imposed by Internal Revenue Code Section 401(a)(17) is added to the amount of his annual compensation actually taken into account pursuant to the Pension Plan and (II) Internal Revenue Code Section 415 is disregarded, minus (y) the annual benefit actually payable to him pursuant to the Pension Plan.  Mr. Kingsley’s SERP benefit is payable beginning on the first day of the seventh month that follows the later of his termination of employment with the Company or his attainment of age 55.  Unless Mr. Kingsley elects payment in another equivalent life annuity form, the benefit is payable in the form of a single life annuity for Mr. Kingsley’s life.

If Mr. Kingsley’s employment is terminated for reasons other than cause, death, or disability within two years following a change in control or if Mr. Kingsley voluntarily resigns during this period based upon an involuntary and material adverse change in his title, duties, responsibilities, working conditions, total remuneration, or the geographic location of his assignment, the Company will treat Mr. Kingsley as fully vested in the SERP benefit and will credit him (for SERP purposes) with 5 additional years of service.

The foregoing description of the Agreement is qualified in its entirety by the reference to the copy of the Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits:

10.1	Supplemental Retirement Plan Agreement, dated September 29, 2009, by and among Community Bank System, Inc., Community Bank, N.A. and Scott A. Kingsley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ Mark E. Tryniski
Name: Mark E. Tryniski
Title: President and Chief Executive Officer

Dated:  September 30, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Supplemental Retirement Plan Agreement, dated September 29, 2009, by and among Community Bank System, Inc., Community Bank, N.A. and Scott A. Kingsley attached hereto.